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                                                                    EXHIBIT 99.2

ADVENTRX PRESENTS POSITIVE THIOVIR DATA AT IAS 2005 CONFERENCE

SAN DIEGO - JULY 26, 2005 - ADVENTRX Pharmaceuticals, Inc. (Amex: ANX) today announced data from an in vitro study indicating that Thiovir(TM), the Company's non-nucleoside reverse transcriptase inhibitor (NNRTI), demonstrated effectiveness against human immunodeficiency virus type-1 (HIV-1), which is resistant to other NNRTIs and nucleoside reverse transcriptase inhibitors (NRTIs). Thiovir also exhibited a slightly higher level of antiviral activity against HIV-1 than foscarnet, a currently marketed, broad spectrum antiviral indicated for treatment of opportunistic infections in HIV patients. A poster of the study data was presented at the 3rd International AIDS Society Conference (IAS 2005) on HIV Pathogenesis and Treatment in Rio de Janeiro.

"Due to its oral delivery, higher antiviral activity and greater antiviral activity against drug resistant virus, Thiovir continues to show promise as an alternative to foscarnet, which is an effective antiviral, but has limited use due to its toxicity and inconvenient delivery by protracted intravenous administration," said Joan M. Robbins, Ph.D., ADVENTRX chief technical officer and co-author of the study.

"In combination testing with zidovudine, an NRTI, Thiovir was highly synergistic, while foscarnet was only slightly synergistic to antagonistic. This has important clinical implications as suitable drug regimens combining Thiovir with an NRTI could allow for decreased drug dosage," added Dr. Robbins.

The poster "Anti-HIV-1 Activity of a Foscarnet Analogue, Synergy with Zidovudine and Analysis of Resistance Variants Selected in Vitro" was presented by ADVENTRX senior scientist Shani Waninger, Ph.D. Copies of the poster are available on the "Resource Library" section of the Company's Web site at www.adventrx.com.

ABOUT THIOVIR
Thiovir is a non-nucleoside reverse transcriptase inhibitor (NNRTI) designed for oral delivery as a component of AZT-based highly active antiretroviral therapy (HAART). Thiovir is a prodrug for foscarnet that delivers both the active drug TPFA (thiophosphonoformate) and the active metabolite PFA (foscarnet) in an oral formulation. Thiovir is intended to deliver all of the benefits of the FDA-approved drug foscarnet, including broad spectrum antiviral activity, with the added benefit of improved cell permeability. ADVENTRX currently plans to file an investigational new drug application with the US Food and Drug Administration in the first quarter of 2006.

ABOUT ADVENTRX
ADVENTRX Pharmaceuticals is a biopharmaceutical research and development company focused on introducing new technologies for anticancer and antiviral treatments that improve the performance and safety of existing drugs, by addressing significant problems such as drug metabolism, toxicity, bioavailability or resistance. The Company's lead compound, CoFactor(TM), is a biomodulator of 5-fluorouracil (5-FU), a widely used cancer chemotherapy. CoFactor is currently being tested with 5-FU in a US-based Phase II and an EU-based Phase IIb clinical trial as a first line treatment of metastatic colorectal cancer. In addition, CoFactor has received clearance under a special protocol assessment from the US Food and Drug Administration to begin a Phase III pivotal clinical trial for metastatic colorectal cancer. More information can be found on the Company's Web site at www.adventrx.com.

FORWARD LOOKING STATEMENT
This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements are made based on management's current expectations and beliefs. Actual results may vary from those currently anticipated based upon a number of factors, including uncertainties inherent in the drug development process, the timing and success of clinical trials, the validity of research results, and the receipt of necessary approvals from the U.S. Food and Drug Administration (FDA) and other regulatory agencies. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's last quarterly report on Form 10-Q, as well as other reports that the Company files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to release publicly any revisions, which may be made to reflect events or circumstances after the date hereof.

CONTACT:
ADVENTRX PHARMACEUTICALS
Andrea Lynn
858-552-0866

INVESTOR CONTACT:
LIPPERT HEILSHORN & ASSOCIATES
Jody Cain (jcain@lhai.com)
Brandi Floberg (bfloberg@lhai.com)
310-691-7100

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